UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2011

Oxygen Biotherapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34600	26-2593535
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ONE Copley Parkway, Suite 490
Morrisville, NC 27560
(Address of principal executive offices) (Zip Code)

919-855-2100
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Oxygen Biotherapeutics, Inc. (the “Company”) held its Annual Meeting of Stockholders on September 30, 2011.  In light of the results of the vote described in Item 5.07 below, on September 30, 2011, Rene Eckert and J. Melville Engle submitted their resignations from the Board of Directors of the Company, effective as of the date thereof.   These resignations were not the result of any disagreement with the Company.  Copies of Mr. Eckert’s and Mr. Engle’s resignation letters describing the reasons for their resignations are attached as Exhibits 99.1 and 99.2, respectively.

In addition, on September 29, 2011, Dr. Gerald Klein, the Company’s Chief Medical Officer, notified the Company of his intent to resign in October 2011 because he accepted a position with another company.

A copy of the Company’s press release announcing these resignations is attached hereto as Exhibit 99.3.

Item 5.05	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On September 30, 2011, the Company’s Board of Directors approved an amendment to the Company’s Code of Ethics and Business Conduct (the “Code”), which applies to all directors, officers and employees of the Company. The Code was amended to explicitly confirm that providing false or misleading information in response to a corporate investigation is a violation of the Code subject to discipline and to more clearly address the requirements for disclosure to the Board of Directors of transactions involving directors and officers.  The foregoing summary of the amendment to the Code is subject to and qualified in its entirety by reference to the full text of the Code, as so amended, a copy of which is attached as Exhibit 14.1 hereto and is incorporated by reference herein. The Code is also available in the Investors section of the Company's website at http://www.oxybiomed.com.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its Annual Meeting of Stockholders on September 30, 2011.  The stockholders considered the five proposals described below, each of which is described in more detail in the Company’s definitive proxy statement dated September 6, 2011.  The final number of votes cast for and against, as well as the number of abstentions and broker non-votes, with respect to each proposal are set forth below.

Proposal 1:    To approve an amendment to the Company’s bylaws to authorize the classification of the Board of Directors into three classes with staggered terms.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
1,525,936	8,315,293	38,951	5,214,164

Proposal 1 was not approved.

Proposal 2:  To elect five directors nominees.   If Proposal 1 was approved, such directors would have served in Class I, Class II or Class III, as described in the Company’s proxy statement.  Because Proposal 1 was not approved, all directors were elected to serve until the 2012 Annual Meeting of Stockholders and the election and qualification of their successors.  As described in Item 5.02 above, Mr. Eckert and Mr. Engle resigned from the Company’s Board of Directors on September 30, 2011 in light of the voting results.  The votes were cast as follows:

	Votes For	Withheld	Broker Non-Votes
Rene A. Eckert	2,045,370	7,834,810	0
J. Melville Engle	2,502,388	7,377,792	0
Gregory Pepin	8,248,307	1,631,873	0
William A. Chatfield	7,777,525	2,102,655	0
Ronald R. Blanck, DO	8,186,730	1,693,450	0

All director nominees were duly elected.

Proposal 3:  To approve Amendment No. 1 to the Company’s 1999 Amended Stock Plan to increase the number of shares authorized for issuance thereunder.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
9,198,642	337,221	344,317	5,214,164

Proposal 3 was approved.

Proposal 4:  To approve the issuance of shares of common stock, (i) upon conversion or exercise of notes or warrants, as applicable, under the terms of the Convertible Note and Warrant Purchase Agreement, dated June 16, 2011, between the Company and JP SPC 3 obo OXBT FUND, SP and (ii) under the terms of the Securities Purchase Agreement, dated June 8, 2009 between the Company and JP SPC 1 Vatea, Segregated Portfolio, as amended, or as may be amended as described in the proxy statement.  The votes were cast as follows:

For	Against	Abstain	Broker Non-Votes
9,662,261	196,045	21,874	5,214,164

Proposal 4 was approved.

Proposal 5:  To ratify the appointment of Cherry, Bekaert & Holland, L.L.P. as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2012.  The votes were cast as follows:

For	Against	Abstain
14,394,492	82,146	617,706

Proposal 5 was approved.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description
14.1	Code of Ethics and Business Conduct
99.1	Letter from Rene A. Eckert dated September 30, 2011
99.2	Letter from J. Melville Engle dated September 30, 2011
99.3	Press Release dated September 30, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxygen Biotherapeutics, Inc.

Date: September 30, 2011	By:	/s/ Michael B. Jebsen
Michael B. Jebsen
Chief Financial Officer and Interim Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
14.1	Code of Ethics and Business Conduct
99.1	Letter from Rene A. Eckert dated September 30, 2011
99.2	Letter from J. Melville Engle dated September 30, 2011
99.3	Press Release dated September 30, 2011

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